Exhibit (c)(3)
DRAFT Confidential Materials Prepared For: April 23, 2006 CONFIDENTIAL The Special Committee of the Lafarge North America Board of Directors

Table of Contents Confidential Materials Prepared for The Special Committee of the Lafarge North America Board of Directors Valuation Analysis Appendix Supplementary Analyses Negotiation Materials Presented to JP Morgan

Valuation Analysis

1 Valuation Analysis Valuation Summary (Per Share Amounts) 8.0x - 9.0x Terminal Year EBITDA 9.0% - 10.0% Discount Rate Based on Average Comparables Multiple Less 50% of Lafarge N.A.'s Historical Multiple Discount Middle 50% of Historical 100% Cash Minority Squeeze-Out Transactions Greater Than $500 million (1)(2) ____________________ Note: Per share amounts rounded to nearest $0.25. Based on 84.943mm shares outstanding including 4.1 mm options outstanding at a weighted average strike price of $41.26, 4.4mm warrants outstanding at a weighted average strike price of $29.00. Includes net debt of $227.3mm (including $143.1mm of preferred securities); option proceeds of $169.3mm (as per 2005 10-K) and warrant proceeds of $127.6mm (as per latest Proxy) applied against net debt. Based on middle 50% of historical premiums (between the 25th and 75th percentile of premiums) applied to closing price one day prior to announcement of tender offer($64.25 on February 3, 2006). Interior line represents implied price of $82.72 base on median premium of 28.7% Additionally, reviewed premiums relative to the hypothetical stock price of Lafarge North America had no tender offer been announced and the stock risen in line with comparables companies. $85.50 represents a 15.3% premium to such a hypothetical Lafarge North America stock price of $74.16 (obtained by taking the average increase in North American and International comparables since announcement of the tender offer). 8.0x - 9.0x Terminal Year EBITDA 9.0% - 10.0% Discount Rate Public Company Comparables Premiums Analysis Discounted Cash Flow Analysis without Acquisitions Discounted Cash Flow Analysis with Acquisitions $85.50 Median: $82.72

2 Valuation Analysis Enterprise Value / 2006E EBITDA(1) Enterprise Value / 2005A EBITDA ____________________ Source: Wall Street research and Company filings. Note: As of April 21, 2006 Comparable estimates based on Wall Street Research. Lafarge NA estimates based on Company's 2006 outlook.. International North American Public Comparables by Region Implied Share Price at Multiple of: Implied Share Price at Multiple of:

3 Valuation Analysis Lafarge N.A.'s Historical Trading Gap Relative to Peers Comparables EV / LTM EBITDA Premiums to Lafarge N.A. EV / LTM EBITDA ____________________ Source: Factset, public filings, Wall Street research and First Call. Note: Date range of five years prior to announcement from February 2, 2001 to February 3, 2006. U.S. Composite includes Eagle Materials, Florida Rock, Martin Marietta, Rinker, and Vulcan Materials. International Composite includes Buzzi Unicem, Cemex, CRH, Hanson, Heidelberg Cement, Holcim, Italicementi, Lafarge SA and Titan. (1) Historical discount calculated over periods of 1-month, 3-months, 6-months, 1-year, 3-years and 5-years prior to announcement date of February 3, 2006. On average, Lafarge N.A. has traded at a 2.4x - 3.6x discount to North American Comps and a 1.0x - 2.5x discount to International Comps

4 Valuation Analysis Considerations Underlying the Historical Trading Discount ____________________ Source: Lafarge N.A. 2005 10-K, note 16. Source: Lafarge N.A. 2005 10-K, note 17. Excludes revenue eliminations.

5 Valuation Analysis Indicative Prices Based On Historical Discount to Market North American Comparables (Dollars in Millions, Except per Share Data) International Comparables (Dollars in Millions, Except per Share Data) ____________________ Represents 2005 EBITDA trading multiple of respective comparable groups based on 2005 (actual and estimated) EBITDA figures. North American comparables group includes Eagle Materials, Florida Rock, Martin Marietta, Rinker, and Vulcan Materials. International comparables group includes Buzzi Unicem, Cemex, CRH, Hanson, Heidelberg Cement, Holcim, Italicementi, Lafarge SA and Titan. Represents range of average of discounts from date ranges of 1 month to 5 years.

6 Precedent 100% Cash Transactions Greater Than $500 Million Valuation Analysis ____________________ Source: SDC. Note: Represents transactions for U.S. targets where acquiror used cash consideration to squeeze-out minority stake greater than $500 million and minority shareholders owned less than 50% of the target prior to launch of the tender. Based on closing price 1-day prior to announcement. Based on closing price 1-day prior to announcement of initial tender offer ($64.25 on February 3, 2006). Minority "Squeeze-Out" Premiums Paid Analysis

7 Valuation Analysis Discounted Cash Flow Analysis without Acquisitions (Dollars in Millions, Except per Share Data) ____________________ Note: Projections as per management. Discounted back to December 31, 2005. Based on 84.943mm shares outstanding including 4.1 options outstanding at a weighted average strike price of $41.26, 4.4 mm warrants outstanding at a weighted average strike price of $29.00 and net debt of $227.3mm (including $143.1mm of preferred securities) less option and warrant proceeds of $296.9 mm. Implied perpetuity growth rate of 3.7% (at 10% discount rate and 7.5x EBITDA multiple) to 4.0% (at 9% discount rate and 9.5x EBITDA multiple). (1) Terminal period EBITDA adjusted for expiration of BCNA management contract and $61mm required to meet 10% IRR threshold for Big Joppa project through 2041. Terminal period capital expenditures adjusted to reflect ongoing maintenance expenditures.

8 Valuation Analysis Discounted Cash Flow Analysis with Acquisitions (Dollars in Millions, Except per Share Data) ____________________ Note: Projections as per management. Discounted back to December 31, 2005. Based on 84.943mm shares outstanding including 4.1 options outstanding at a weighted average strike price of $41.26, 4.4 mm warrants outstanding at a weighted average strike price of $29.00 and net debt of $227.3mm (including $143.1mm of preferred securities) less option and warrant proceeds of $296.9 mm. Implied perpetuity growth rate of 3.5% (at 10% discount rate and 7.5x EBITDA multiple) to 3.9% (at 9% discount rate and 9.5x EBITDA multiple). (1) Terminal period EBITDA adjusted for expiration of BCNA management contract and $61mm required to meet 10% IRR threshold for Big Joppa project through 2041. Terminal period capital expenditures adjusted to reflect ongoing maintenance expenditures.

Appendix

Supplementary Analyses

9 Supplementary Analyses Stock Price Trading Analysis Since Announcement of Initial Tender Offer Feb. 4: Announcement of Initial Tender Offer April 4: Announcement of Revised Tender Offer $85.50 Current: $84.88 ____________________ Source: FactSet. Note: Analysis as of April 21, 2006. Maximum and minimum prices represent intra-day levels.

10 Supplementary Analyses Share Price Performance ____________________ Daily trading volume as a multiple of 3-Month Average Daily Trading Volume (ADTV). ADTV of 567.687 million shares for Lafarge NA Public float of Lafarge North America based on the 33.630 million Lafarge North America common shares that are neither owned by Lafarge S.A., any affiliate thereof or related company employee stock funds. +27.8% +32.1% Lafarge North America

11 Supplementary Analyses Share Price Performance ____________________ Daily trading volume as a multiple of 3-Month Average Daily Trading Volume (ADTV). ADTV of 1,595.179 million shares for Lafarge S.A. Public float of 163.786 million shares. Source: Lionshare. +3.5% +14.1% Lafarge S.A.

12 Supplementary Analyses Public Trading Comparables ____________________ Note: Dollar amounts in U.S. millions except per share amounts. (1) Enterprise Value = Market Value of Equity + Short-term Debt + Long-term Debt + Preferred Equity + Minority Interest - Cash and Marketable Securities. (2) Estimates obtained from Wall Street research and calendarized when necessary. (3) Earnings estimates and EPS growth obtained from First Call as of April 19, 2006 and calendarized when necessary.

13 Supplementary Analyses Implied Premiums and Multiples of Offer Implied Premiums and Multiples Implied Value ____________________ Note: Dollars in millions, except per share data. (1) Based on closing price as of February 3, 2006. (2) Based on 44.734mm minority shares outstanding and 84.943mm total shares outstanding (including Lafarge Canada exchangeable preference shares), options outstanding of 4.1mm and warrants outstanding of 4.4mm. Net debt as of December 31, 2005. Includes $776.1mm of debt, $691.9mm of cash and $143.1mm of preferred securities. Intraday high. Based on 2006 Management Outlook. (6) Based on Longbow Research dated February 7, 2006. (4)

14 Supplementary Analyses Affordability Analysis Assumptions

15 Supplementary Analyses Affordability Analysis - Accretion / Dilution Results ____________________ Premium to closing price on trading day prior to announcement of tender offer (February 3, 2006) of $64.25. Per Lafarge North America management, based on 36.231mm shares (including 2.276 mm exchangeable preference shares of Lafarge Canada not currently beneficially owned by Lafarge Group), 4.103 mm options outstanding at a weighted average strike price of $41.26, and warrants to acquire 4.400mm shares at a strike price of $29.00/share. Option proceeds of $169.3mm (as per 2005 10-K) and warrant proceeds of $127.6mm (as per latest Proxy) applied against "Net Offer Value". Lafarge North America projections based on management 2006 outlook and 2007 management projections. Lafarge S.A. results for 2006 and 2007 based on consensus First Call estimates.

16 Supplementary Analyses WACC Analysis ____________________ (1) Historical spread between the long bond and the S&P 500. Source: Ibbottson Associates 2005 Yearbook. (2) 60 month adjusted Beta. Source: Merrill Lynch Beta Book. (3) Book Value of Net Debt to Market Value of Equity. (4) Unlevered Beta equals (Levered Beta/(1 + ((1 - Tax Rate) * Debt/Equity)). Assumes Beta of debt equals zero. (5) Unlevered Return equals (Estimated Future Risk Free Rate + (Unlevered Beta * Risk Premium)). (6) Levered Cost of Equity equals (Estimated Future Risk Free Rate + (Levered Beta * Risk Premium)). (7) WACC equals ((Net Debt/Capitalization * (Cost of Debt * (1 - Tax Rate))) + (Equity/Capitalization * Levered Cost of Equity)).

17 Perspectives on Synergy Valuation SA Comments Regarding Synergy Potential SA has publicly identified EUR 20 million in after-tax savings achievable through the transaction SG&A savings, including savings from de-listing in the United States Financial optimization - although little detail provided, included tax efficiencies / cash flow optimization ____________________ (1) Assumes 50% of after-tax synergies of EUR 20 million realized in 2006, 100% in 2007, then grown at indicated rates beyond 2007. Based on exchange rate of US$1.20 / EUR 1.00. Based on 84.943 fully diluted shares, inclusive of options, exchangeable preference shares and warrants. (2) Synergies valued at discount rate of 9.5%. Value of EUR20 mm Annual After-Tax Synergies / Share (1) Synergy Sensitivity (1)(2) Supplementary Analyses

Negotiation Materials Presented to JP Morgan

18 (Dollars in Millions) 2005 Actual 2006 Budget 2006 Outlook ($ mm) ($ mm) % vs. 2005 ($ mm) % vs. 2005 % vs. Budget Sales Cement $1,551.1 $1,677.5 8.1% $1,721.8 11.0% 2.6% AC&A 2,557.0 2,681.1 4.9% 2,789.0 9.1% 4.0% Gypsum 411.9 461.8 12.1% 471.1 14.4% 2.0% Eliminations (210.4) (184.0) (12.5%) (237.2) 12.7% 28.9% Total Lafarge North America $4,309.6 $4,636.4 7.6% $4,744.7 10.1% 2.3% EBIT Cement $365.4 $411.1 12.5% $417.4 14.2% 1.5% AC&A 212.4 217.1 2.2% 246.6 16.1% 13.6% Gypsum 68.2 72.8 6.7% 87.0 27.6% 19.5% Corporate (80.8) (100.2) 24.0% (88.4) 9.4% (11.8%) Total Lafarge North America $565.2 $600.8 6.3% $662.6 17.2% 10.3% EBIT Margins Cement 23.6% 24.5% 0.9% 24.2% 0.7% (0.3%) AC&A 8.3% 8.1% (0.2%) 8.8% 0.5% 0.7% Gypsum 16.6% 15.8% (0.8%) 18.5% 1.9% 2.7% Corporate 38.4% 54.5% 16.1% 37.3% (1.1%) (17.2%) Total Lafarge North America 13.1% 13.0% (0.2%) 14.0% 0.9% 1.0% Capital Expenditures Maintenance $274.6 $311.1 13.3% $311.1 13.3% -- Growth 175.6 403.5 129.8% 403.5 129.8% -- Total Lafarge North America $450.2 $714.6 58.7% $714.6 58.7% -- Comparison of 2005 Versus 2006 Budget Versus 2006 Outlook Prepared by Lafarge North America management for the Special Committee Presented to JP Morgan on March 9, 2006

19 ____________________ Premium to closing price on trading day prior to announcement of tender offer (February 3, 2006) of $64.25. Assumes full year of Lafarge NA earnings (including after-tax synergies of €10mm and €20mm in 2006 and 2007, respectively). Lafarge S.A. results for 2006 and 2007 based on JP Morgan presentation to Lafarge SA Board of Directors. Lafarge N.A. results for 2006 based on management outlook; 2007 results based on Wall Street research. Accretion / Dilution Results Presented to JP Morgan on March 9, 2006

20 Enterprise Value / 2006E EBITDA(2) Enterprise Value / 2005A EBITDA(1) ____________________ Source: Wall Street research and Company filings. Represents estimated CY2005 results for CRH, Cemex, Rinker, Florida Rock, Texas Industries and Eagle Materials. Comparable estimates based on Wall Street Research. Lafarge NA estimates based on Company Outlook. International North American North American International North American International 7.7x 6.7x @ $75/sh @ $75/sh Presented to JP Morgan on March 9, 2006 Public Comparables by Region

21 Enterprise Value / 2006E EBITDA(2) Enterprise Value / 2005A EBITDA(1) ____________________ Source: Wall Street research and Company filings. Represents estimated CY2005 results for CRH, Cemex, Rinker, Florida Rock, Texas Industries and Eagle Materials. Comparable estimates based on Wall Street Research. Lafarge NA estimates based on Company Outlook. Value at Multiple of: Value at Multiple of: Public Comparables Presented to JP Morgan on March 17, 2006

22 EV / LTM EBITDA Premiums to Lafarge N.A. EV / LTM EBITDA ____________________ Source: Factset, public filings, Wall Street research and First Call. Note: Date range of five years prior to announcement from February 2, 2001 to February 3, 2006. Comparables group includes Eagle Materials, Florida Rock, Martin Marietta, Rinker, and Vulcan Materials. On average, Public Comps have traded at a 2.4x - 3.6x premium to Lafarge N.A. Lafarge N.A.'s Historical Trading Gap Relative to Peers Presented to JP Morgan on March 17, 2006

23 (Dollars in Millions, Except per Share Data) ____________________ Represents 2005 EBITDA trading multiple of comparables group based on 2005 (actual and estimated) and 2006 estimated EBITDA figures. Comparables group includes Eagle Materials, Florida Rock, Martin Marietta, Rinker, and Vulcan Materials. Represents range of average of discounts from date ranges of 1 month to 5 years. Indicative Prices Based On Historical Discount to Market Presented to JP Morgan on March 17, 2006

Implied Stock Price Premiums to Implied Stock Prices Implied Stock Prices: NA: $74.74 Int'l: $71.05 +16.3% +10.6% ____________________ Note: As of April 18, 2006, (1) Implied price based on stock price improvement of International Comps. (2) Implied price based on average stock price improvement of International Comps and North American Comps. (3) Implied price based on stock price improvement of North American Comps. (3) Presented to JP Morgan on April 19, 2006 24 Illustrative Stock Price and Premium Analysis

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